Exhibit 10.4

KJ2022040020002

※※※ Airport Co., Ltd.

Document of Special Importance - Not for External Loan

Equipment Maintenance Service Contract

Project Name: Front-End Equipment Framework Maintenance Project of ※※※ Airport Co., Ltd.

Contract Number:

Signing Date: April 22, 2022

※※※ AIRPORT CO., Ltd.

(Version: BCIA Standard_CG06_B)

Equipment Maintenance Service Contract

This contract is signed in Beijing on by the following parties:

Party A: ※※※ Airport Co., Ltd.

Address: ※※※ Beijing

Legal Representative: Wang Changyi

Position: Chairman

Contact Persons: Zhang Lanlan, Han Miao

Contact Number: 64507369

Email: zhangll@bcia.com.cn

Party B: Julong Online (Beijing) Technology Development Co., Ltd.

Address: Room 2015, Times Fortune World, No.1 Hangfeng Road, Fengtai District, Beijing

Legal Representative: Yan Zemeng

Position: General Manager

Contact Person: Zhou Fei

Contact Number: 010-58090779

Email: zhoufeipn@163.com

Part One Agreement (Business Terms)

Whereas:

1. Party A is a joint-stock company legally established under Chinese law, and Party B is a legal entity legally established and existing with the capacity to contract.

2. To ensure the normal operation of the security system, broadcasting system, and other equipment at the ※※※, Party A requires relevant maintenance services.

3. Party B has the capability and qualifications to provide maintenance services for the security system, broadcasting system, and other equipment at the ※※※, and is willing to provide such services to Party A.

4. Party B has understood Party A’s “Supplier Instructions”, promises to meet the conditions required by the “Supplier Instructions”, and agrees to execute in accordance with the provisions of the “Supplier Instructions”.

According to the above conditions, based on the “Civil Code of the People’s Republic of China” and relevant legal regulations, and after mutual consultation, on the principle of equality and voluntariness, equivalent compensation, friendly cooperation, and honesty and trustworthiness, the parties have reached the following agreement on the maintenance services for the security system, broadcasting system, and other equipment at the ※※※, to be jointly observed and performed:

1. The Project and Its Service Duration

1.1 Overview of the Project

1.1.1 Project Name: Equipment Framework Maintenance Project of ※※※ Airport Co., Ltd.;

1.1.2 Project Description:

Responsible for providing maintenance services for designated faulty equipment in the security system, broadcasting system, other weak current systems, security inspection information system, departure system, flight display system, general inquiry system (GIIS), etc., in areas including T1, T2, T3 terminals, and ITC, GTC, flight area perimeter, etc.

1.2 Scope of Maintenance Services

1.2.1 Party B shall provide maintenance services for the designated faulty equipment of the security systems, broadcasting systems, other weak current systems, security inspection information systems, departure systems, flight display systems, and general query systems (GIIS) within the T1, T2, T3 terminals, ITC, GTC, and flight area boundary entrances of Party A in accordance with this contract, service plan, and the requirements of Party A.

1.2.2 The equipment to be repaired can be found in the equipment list (Attachment 1 Service Requirements Specification), and the actual quantity on site shall prevail.

1.3 Service Period

The service period of this contract is 3 years, which means 3 years from the date of signing the contract.

2. Service Content

2.1 After receiving the repair report from Party A, Party B shall arrange for an engineer to be present to confirm whether the equipment needs to be repaired, and be responsible for dismantling the equipment that needs to be repaired. Party B shall provide Party A with a maintenance list of the equipment to be repaired within two working days, which includes but is not limited to the name, model, serial number, fault phenomenon, etc. of each device;

2.2 Contact the maintenance provider designated by the equipment manufacturer for equipment maintenance evaluation, and provide feedback to Party A within two days after receiving the maintenance evaluation quotation provided by the maintenance provider;

2.3 Party A shall determine the specific maintenance plan based on the actual situation, and Party B shall carry out equipment maintenance according to the maintenance plan;

2.4 After the repair is completed, the equipment shall be returned to the place designated by Party A, the machine shall be inspected on the spot, and a single repair report shall be provided to Party A for signature and confirmation;

2.5 Within 15 working days after the end of the service, Party B shall provide the Service Report to Party A, and submit to Party A the payment application for a single repair. The Service Report shall include the maintenance list, the cost of detailed inspection and repair (referring to the maintenance unit price in the contract), and the replacement list of parts;

2.6 If the manufacturer of the equipment to be repaired has stopped production or is unable to provide the parts, Party B may replace the equipment with the upgraded products of the same series from the same manufacturer according to the manufacturer’s suggestion and with the consent of Party A, provided that the original functions can be used normally.

2.7 Shall receive all the equipment to be repaired on a regular basis as required by Party A, and shall not delay, cancel or receive the equipment to be repaired in insufficient amount for objective reasons without consent of Party A;

2.8 Party B shall be responsible for installing the repaired equipment in place and cooperating with debugging. Repaired equipment must have maintenance signs posted in prominent locations, including the completion time of the repair and the expiration date of the warranty. The signs must be made of wear-resistant, non-easily damaged, and securely affixed. If the equipment experiences the same malfunction during the warranty period, it should be repaired again free of charge;

2.9 During holidays and major security periods, relevant requirements must also be followed to ensure that spare parts can be delivered and returned on time, and to ensure the normal operation of the front line.

3.0 If the equipment loses maintenance value or the maintenance price exceeds the unit price of the equipment itself, the equipment can be purchased separately according to the separate procurement content listed in Annex 3. However, a testing report should be provided to Party A to explain the testing basis and results. The testing cost shall be borne by Party B, and Party A will not pay separately. The procurement shall be completed according to the results confirmed by Party A, and after Party A’s acceptance, both parties shall settle the payment according to the unit price and payment method agreed in this contract.

3. Service Plan

3.1 Party B shall develop a service plan based on this contract and the service content, requirements, and standards proposed by Party A, and submit it to Party A for approval as Annex 2 to this contract.

3.2 The service plan shall include but not be limited to:

3.2.1 Determine the contact person and staffing of Party B.

3.2.2 Post setting (regimentation) and post specification, post technical skill requirements, post entry requirements, post assessment requirements, post flow chart, post work order/check list, etc.

3.2.3 More specific maintenance service content, service frequency and response time, service commitment, detailed service plan, service mode, work flow and emergency plan, etc.

3.3 Party B shall record the implementation of maintenance services and form a Maintenance (Inspection/Maintenance) Work Record Sheet for Party A to carry out quality acceptance.

4. Working Conditions and Cooperation Matters

4.1 Party B shall provide Party A with non-on-site services according to the requirements of maintenance services.

4.2 In order to ensure the smooth development of maintenance services, Party A shall provide Party B’s service team with the following working conditions: (not applicable)

4.3 In addition to the working conditions agreed in the preceding paragraph, Party B also needs Party A’s assistance in the following matters:

4.3.1 Party B shall specify the area and scope of maintenance services and provide relevant documents required for maintenance services. Party B shall also confirm and verify the accuracy of the work area and scope to correct any errors in the division of the work area.

4.3.2 Provide proof that Party B is providing services to Party A or provide other assistance to Party B, so that Party B can apply for all kinds of access and permission documents (all fees for applying for permits shall be borne by Party B and Party A shall not pay any other fees).

4.3.3 Coordinate and solve related problems in the maintenance service process.

4.4 Party B shall prepare the equipment and tools required in the maintenance service by itself (the cost has been included in the service fee, and Party A will not pay any additional fees). Party B shall ensure that the aforesaid equipment and tools are qualified and applicable and meet the maintenance service requirements. If Party A provides Party B with the aforesaid equipment and tools, the corresponding cost shall be deducted from the service fee.

5. Contract Amount and Payment Method

5.1 The total estimated service fee under this contract is RMB 3,900,000 (RMB 3,900,000). The annual provisional estimated total amount is capped at RMB 1, 300,000 (RMB 1, 300, 000).

5.1.1 Please refer to the attachment for details of fees and prices.

5.1.2 The cost already includes all expenses such as labor cost, insurance fee, certificate fee, overtime pay, transportation fee, material fee, inspection fee, maintenance cooperation fee, mechanical tool fee, enterprise management fee and material fee for the maintenance services provided by Party B. Party B shall not require Party A to pay any additional fee.

5.2 The contract service fee shall be paid in the following ways.

The service fee shall be settled on a quarterly basis, and Party B shall apply for payment to Party A by the Service Project Acceptance Form, the equivalent official invoice and the Maintenance Detail Sheet issued by Party A. Within 30 working days after receiving the payment application from Party B, Party A shall deduct the corresponding amount based on the assessment results and pay the actual service fee for the current period to Party B.

5.3 Party A shall pay the service fee under this contract to Party B by check or transfer.

Party A’s payment account information is as follows:

Invoice Name: ※※※ Airport Co., Ltd.

Taxpayer Identification Number: ※※※

Opening Bank and Account Number: ※※※

Name: Julong Online (Beijing) Technology Development Co., Ltd.

Tax Code: 9111010863363074XG

Opening Bank: Huaxia Bank Co., Ltd. Beijing Fengtai Science and Technology Park Sub-branch

Account Number: 10286000000375952

Address: 2011/2012, Building 2, No.1 Hangfeng Road, Fengtai District, Beijing

Tel: 010-58090099

Zip Code: 100070

5.4 Party A will make the payment of the agreed amount in this contract based on the above account information, and Party B promises not to change the account information without reason. If Party B changes the account information, it shall provide Party A with a formal explanation (stamped with the company seal and the legal representative’s signature) or relevant documents issued by the industrial and commercial tax department, and complete relevant procedures or sign a supplementary agreement in accordance with the requirements of Party A’s financial department before payment can be made. Party A shall not be liable for any payment delay or other consequences resulting from this.

5.5 If the project is a project using external funds (including but not limited to financial subsidies for infrastructure, environmental protection, safety, energy conservation, scientific research and civil aviation development funds , etc.). According to the policy requirements, this part of the payment can only be paid after external funds have been allocated. Therefore, Party A cannot promise the settlement time of this part of the payment. If Party A is affected by, including but not limited to, administrative orders, audit, inspection work or policy funds (including civil aviation development fund, etc.) causes changes in the payment time, Party A shall not be liable. Party B shall not claim against Party A for such payment.

6. Contract Taxes and Fees

6.1 Both parties shall, in accordance with the relevant tax laws of the People’s Republic of China, respectively pay their tax arising from this contract. In the event of any significant adjustments to national or local tax policies that materially impact the agreed payment methods, payment terms, invoice issuance, or other related matters under this agreement, both parties shall discuss the affected issues and, if necessary, re-sign supplementary agreements. However, as a general principle, the net price shall remain unchanged.

6.2 Party B shall, in accordance with the provisions of this contract, provide Party A with the following Type B invoices prior to Party A’s payment:

A.Ordinary Invoice

B.Value-Added Tax (VAT) Special Invoice. Here, the estimated net contract price is: RMB 3,451,327.43; the VAT rate specified on the VAT Special Invoice is: 13%; and the VAT amount stated on the VAT Special Invoice is: RMB 448,672.57.

6.3 Party A’s Value-Added Tax (VAT) Special Invoice information is as follows:

Taxpayer Name: ※※※ Airport Co., Ltd.

Taxpayer Identification Number: ※※※

Address: ※※※

Tel: 010-64507332

Opening Bank and Account Number: ※※※

7. Service Assessment

Please refer to Attachment 1 for details

8. Entry into Force of the Contract

8.1 The documents comprising this contract include: the contract agreement, general terms of the contract, business terms of the contract, annexes to the contract, and supplementary agreements to the contract (if any).

8.2 This contract is made in six copies, with Party A holding four copies and Party B holding two copies, both of which are equally authentic.

8.3 This contract shall come into effect after being signed by representatives of both parties and stamped with the company seals.

Party A: ※※※ Airport Co.,Ltd. Party B: Julong Online (Beijing) Technology Development Co., Ltd.

Seal:	Seal:
Signature: Ying Zhao	Signature: Zemeng Yan